Pursuant to the Fund's procedures adopted under Rule
10f-3, the Fund's Board of Directors/Trustees receives a quarterly report in the form of a checklist as to the satisfaction of the applicable conditions of paragraph
(c)(1) through (c)(8) of Rule 10f-3.


Fund
Global Bond Fund
Issuer
Freddie Mac
Ticker/Cusip
3137G0PT0
Principal Amount (US$)
225,000,000.00
Principal Amount (Foreign$)
0
Amount Purchased (US$)
3,500,000.00
Amount Purchased (Foreign$)
0
Trade Date
June 13, 2017.
Price (US$)
100.00
Price-Foreign
0
Underwriter
J.P. Morgan Securities LLC
  Other Syndicate Members:
BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Credit Suisse Securities (USA) LLC, Citigroup
Global Markets Inc., Nomura Securities International, Inc.,
Academy Securities, Inc.
Underwriting Spread
0.125%
Currency
USD


Fund
International Bond Fund
Issuer
FNMA CAS 2017 C06 1M1
Ticker/Cusip
30711XQS6
Principal Amount (US$)
156,644,000
Principal Amount (Foreign$)
0
Amount Purchased (US$)
4,000,000.00
Amount Purchased (Foreign$)
0
Trade Date
August 15, 2017.
Price (US$)
100.00
Price-Foreign
0
Underwriter
Barclays Capital Inc.
  Other Syndicate Members:
Morgan Stanley & Co LLC, Goldman Sachs & Co. LLC, J.P. Morgan
Securities LLC, Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Nomura Securities International, Inc.
Underwriting Spread
0.250%
Currency
USD







Fund
International Bond Fund
Issuer
FNMA CAS 2017 C06 2M1
Ticker/Cusip
30711XSS4
Principal Amount (US$)
117,869,000.00
Principal Amount (Foreign$)
0
Amount Purchased (US$)
4,000,000.00
Amount Purchased (Foreign$)
0
Trade Date
August 15, 2017.
Price (US$)
100.00
Price-Foreign
0
Underwriter
Barclays Capital Inc.
  Other Syndicate Members:
Morgan Stanley & Co LLC, Goldman Sachs & Co. LLC, J.P. Morgan
Securities LLC, Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Nomura Securities International, Inc.
Underwriting Spread
0.250%
Currency
USD